September 16, 2014

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Tecogen Inc.'s statements included under Item 4.01 of its Form 8-K filed on September 17, 2014 and we agree with such statements concerning our firm.

/s/ McGladrey LLP
McGladrey LLP